Exhibit 10.2

STOCKHOLDERS’ AGREEMENT

AMONG

ORGANOGENESIS HOLDINGS INC.,

CERTAIN ORGANOGENESIS EXISTING STOCKHOLDERS,

AND

AVISTA CAPITAL PARTNERS IV, L.P.

December 10, 2018

Schedules and Exhibits

Schedule I	Existing Organogenesis Stockholders and Share Ownership

Schedule II	Initial Directors

Exhibit A	Form of Joinder Agreement

i

STOCKHOLDERS’ AGREEMENT

This Stockholders’ Agreement (this “Agreement”) is entered into as of December 10, 2018, by and among Organogenesis Holdings Inc., a Delaware corporation (the “Company”), the Organogenesis Existing Stockholders listed on Schedule I (the “Organogenesis Existing Stockholders”), and Avista Capital Partners IV, L.P. (“Avista” and, together with the Organogenesis Existing Stockholders and any other stockholders of the Company who become party to this Agreement from time to time pursuant to the terms hereof, the “Stockholders”).

RECITALS

WHEREAS, Avista Healthcare Public Acquisition Corp., a Cayman Islands exempted company (“Parent”, which company subsequently transferred by way of continuation and domesticated as a Delaware corporation, and is now known as the Company), Organogenesis Inc., a Delaware corporation, and Avista Healthcare Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Merger Sub”) entered into an Agreement and Plan of Merger, dated as of August 17, 2018 (as amended, supplemented or otherwise modified, the “Merger Agreement”), pursuant to and subject to the terms and conditions of which, among other things, on the date hereof the Company will acquire, by a merger of Merger Sub with and into Organogenesis, all of the outstanding common stock of Organogenesis (the “Acquisition”); and

WHEREAS, immediately following the closing of the Acquisition (the “Closing”) and as of the date hereof, the Organogenesis Existing Stockholders and Avista Beneficially Own (as defined below) the respective amounts of the issued and outstanding Common Stock (as defined below) set forth in Schedule I to this Agreement;

NOW, THEREFORE, in consideration of the premises and of the covenants and obligations hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.     Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

“Acquisition” has the meaning set forth in the recitals.

“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act.

“Agreement” has the meaning set forth in the preamble.

“Associated Person” has the meaning set forth in Section 3.12.

“Avista” has the meaning set forth in the preamble.

“Avista Designee” has the meaning set forth in Section 2.1(b)(i).

“Avista Offshore” means Avista Capital Partners IV (Offshore), L.P., a limited partnership formed under the laws of Bermuda.

“Avista Stockholder” means Avista and any of its Permitted Transferees that has become a Stockholder in accordance with this Agreement.

“Beneficial Ownership” of any securities means ownership by a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security.  The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.  For the avoidance of doubt, no Stockholder shall be deemed to Beneficially Own any securities of the Company or any of its Subsidiaries held by any other holder of such securities solely by virtue of the provisions of this Agreement (other than this definition).

“Board” has the meaning set forth in Section 2.1(a).

“Business Day” means any day other than a Saturday, a Sunday or other day on which national banking associations in the State of New York are authorized by Law to be closed.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person (other than a corporation), and any and all warrants, options or other rights to purchase or acquire any of the foregoing.

“Closing” has the meaning set forth in the recitals.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the preamble.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Director” means any member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Governmental Authority” means:  any nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;  the United States and other federal, state, local, municipal, foreign or other government or  any governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Joinder Agreement” has the meaning set forth in Section 3.4(a).

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

“Merger Agreement” has the meaning set forth in the recitals.

“Organogenesis Existing Stockholders” means the Organogenesis Existing Stockholders listed on Schedule I and any of their Permitted Transferees that has become a Stockholder in accordance with this Agreement.

“Permitted Transferee” means with respect to any Person, any Affiliate of such Person, any successor entity of such Person and any investment fund or vehicle with respect to which such Person or an Affiliate thereof serves as the general partner or manager or advisor.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Stockholder” has the meaning set forth in the preamble.

“Subsidiary” means with respect to any Person (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by such initial Person or (ii) a partnership in which such initial Person or any direct or indirect Subsidiary of such initial Person is a general partner.

“Transfer” or “Transferred” means any direct or indirect transfer, sale, gift, assignment, exchange, mortgage, pledge, hypothecation, encumbrance or any other disposition (whether voluntary or involuntary or by operation of law) of any Shares (or any interest (pecuniary or otherwise) therein or rights thereto) Beneficially Owned by a Person.  In the event that any Stockholder that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person or group of Persons controlling such Stockholder or any Permitted Transferee or Permitted Transferees of such Person or group of Persons, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.  For the avoidance of doubt, any direct or indirect transfer, sale, assignment, exchange or any other disposition by a partner, member or other equity holder of a Stockholder to another Person, of any partnership or membership interest or other equity security of such Stockholder that does not result in the Person or group of Persons controlling such Stockholder or a Permitted Transferee or Permitted Transferees of such Person or group of Persons to cease to control such Stockholder, shall not be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

“Voting Securities” means, at any time, shares of any class of Capital Stock or other securities of the Company or any of its Subsidiaries that are then entitled to vote generally in the election of Directors and not solely upon the occurrence and during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock or other securities.

Section 1.2.     Construction.  Unless the context requires otherwise, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa.  All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules and Exhibits are to Schedules and Exhibits attached hereto, each of which is made a part hereof for all purposes.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” (except to the extent the context otherwise provides).  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.1.     Board Representation.

(a)           Board Size.  At the Closing, the Company, the Organogenesis Existing Stockholders and the Avista Stockholder shall take such action, including any stockholder votes or written consents in lieu thereof, as may be necessary to cause the board of directors of the Company (the “Board”) to consist, immediately following Closing, of eight (8) Directors as identified on Schedule II.  Until such time as Avista and Avista Offshore collectively no longer hold at least 7.5% of the outstanding Voting Securities, each Stockholder and each of its Permitted Transferees that Beneficially Owns Voting Securities shall vote all of such Voting Securities in favor of maintaining the board size at such number, unless otherwise agreed between the parties hereto.

(b)           Board Representation.  From the date hereof, unless the Organogenesis Existing Stockholders and the Avista Stockholder otherwise agree in writing:

(i)            At any time that, and for so long as the Avista Stockholder and Avista Offshore collectively own shares of Common Stock that represent at least 7.5% of the then outstanding shares of Common Stock, the Avista Stockholder will have the right to designate one individual, who Avista and the Board shall have determined is independent under all applicable laws and rules, including the rules of the Nasdaq Stock Market LLC (or the listing rules of the applicable exchange at such time) and the Securities and Exchange Commission, for audit committee membership, for election to the Company Board (the “Avista Designee”).

(ii)           At any time that, and for so long as the Avista Stockholder has the right to designate the Avista Designee in connection with each election of Directors, the Company shall, and the Organogenesis Existing Stockholders, their Permitted Transferees and the Avista Stockholder shall take all actions necessary to cause the Board (or an authorized committee thereof) to, nominate the Avista Designee, as the case may be, for election as a Director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, and to provide the highest level of support for the election of each such Avista Designee, as the case may be, as it provides to any other individual standing for election as a Director as part of the Company’s slate of Directors.  For so long as the Avista Stockholder has the right to designate the Avista Designee, the Board (or an authorized committee thereof) shall not nominate, and the Organogenesis Existing Stockholders, their Permitted Transferees and the Avista Stockholder shall take all actions necessary to cause the Board (or an authorized committee thereof) to refrain from nominating, a number of nominees for any election of Directors that exceeds the number of Directors to be elected.

(iii)          In the event that an Avista Designee shall cease to serve as a Director for any reason (including any removal thereof) the Avista Stockholder shall have the right to appoint another Avista Designee to fill any vacancy resulting therefrom.  For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any Avista Designee shall not affect the right of the Avista Stockholder to designate the Avista Designee as the case may be, for election pursuant to this Section 2.1(b) in connection with any future election of Directors.

(iv)          Other than at any such time as the Avista Stockholder and Avista Offshore collectively own less than 7.5% of the then outstanding shares of Common Stock, each Stockholder or its Permitted Transferee that Beneficially Owns Voting Securities shall vote all of such Voting Securities in favor of the Avista Designee nominated in accordance with this Section 2.1(b).  Each Stockholder agrees that if and for so long as the Avista Stockholder is permitted to designate the Avista Designee pursuant to this Section 2.1(b) and such Stockholder or its Permitted Transferee is then entitled to vote for the removal of any such Avista Designee, such Stockholder or its Permitted Transferee will not vote in favor of the removal of any such Avista Designee unless requested in writing by the Avista Stockholder.

(c)           Other Board Matters.

(i)            At any time that, and for so long as the Avista Stockholder and Avista Offshore collectively own shares of Common Stock that represent at least 7.5% of the then outstanding shares of Common Stock, each Stockholder or its Permitted Transferee that Beneficially Owns Voting Securities shall vote all of such Voting Securities in favor of any proposal that the Company shall reimburse each Director and Observer (or the Person that designated (or nominated) such Director or Observer) for all reasonable and documented out-of-pocket expenses incurred by such Director or Observer (or the Person that designated (or nominated) such Director or Observer, on his or her behalf) in connection with his or her attendance at meetings of the Board, and any committees thereof, including travel, lodging and meal expenses.

(ii)           The Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms as determined by the Board.

Section 2.2.     Board Observer Rights.  At any time that, and for so long as the Avista Stockholder and Avista Offshore collectively own shares of Common Stock that represent at least 7.5% of the then outstanding shares of Common Stock, the Company will permit the Avista Stockholder or a person designated by the Avista Stockholder (the “Observer”), to attend all meetings of the Board and any committees of the Board as an observer and the Board or the applicable committee, shall furnish to such Observer, at the same time and in the same manner as furnished to the directors of the Company or members of such committee, notice of each such meeting, including such meeting’s time and place, and any other materials relevant to such meeting as provided to the directors of the Company or members of the applicable committee; provided, that, Observer shall keep all information received or observed in his or her capacity as the Observer confidential to the same extent as the Observer would be obligated to do as a director of the Company; provided, further, that the Company reserves the right to exclude the Observer from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

Section 2.3.     Other Information.  The Company covenants and agrees to deliver to the Avista Stockholder with reasonable promptness, such other information and data, including, but not limited to any information necessary to assist the Avista Stockholder in preparing its tax filings and obtaining and/or preserving its qualification as a “venture capital operating company” as defined in the regulations promulgated under ERISA, with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by the Avista Stockholder or other Stockholder, as the case may be.

Section 2.4.     Access.  The Company shall, and shall cause its and its Subsidiaries’ officers, directors, employees, auditors and other agents to (a) afford the officers, employees, auditors and other agents of the Avista Stockholder, during normal business hours and upon reasonable notice, reasonable access and consultation rights at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford the Avista Stockholder the opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers from time to time as the Avista Stockholder may reasonably request.

Section 2.5.     Outside Activities.   (a) Avista, any Avista Designee, Observer and Affiliate of Avista may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company and its Subsidiaries, and may provide advice and other assistance to any such investment, business venture or Person, (b) the Company and the Stockholders shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom, and (c) the pursuit of any such investment or venture, even if competitive with the business of the Company and its Subsidiaries, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty in respect of the Company, its Subsidiaries or the Stockholders.  None of Avista, any Avista Designee, Observer or any Affiliate of the foregoing, shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and Avista, any Avista Designee, Observer and Affiliate of the foregoing, shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity.

ARTICLE III

VCOC

Section 3.1.     VCOC Representative(a)   .  This Agreement will confirm the agreement of the Company and the Organogenesis Existing Stockholders that the Avista Stockholder, in connection with Avista’s acquisition and ownership of an interest in the Company, will be entitled to the following contractual rights with respect to the Company immediately following execution of this Agreement and so long as the Avista Stockholder and Avista Offshore collectively own shares of Common Stock that represent at least 7.5% of the then outstanding shares of Common Stock:

(b)           The Avista Stockholder shall be permitted to select one representative (the “Representative”) to consult with and advise management of the Company and its direct and indirect Subsidiaries on significant business issues, including such management’s proposed annual operating plans, and management of the Company and its direct and indirect Subsidiaries will make itself available to meet with the Representative regularly during each year by telephone or at the facilities of the Company and/or its direct and indirect Subsidiaries at mutually agreeable times, on reasonable prior written notice, for such consultation and advice and to review progress in achieving such plans.

(c)           The Company will notify the Representative as soon as reasonably practicable of any material development affecting the Company’s or any of its direct or indirect Subsidiaries’ business and affairs, including significant changes in management personnel or employee compensation or benefits, introduction of new lines of business, important acquisitions and the proposed compromise of any significant litigation, and the Company shall provide the Representative with the opportunity, on reasonable prior written notice, to consult with and advise the Company’s and/or its direct or indirect Subsidiaries’ management, as applicable, of the Representative’s views with respect thereto.

(d)           The Representative may discuss the business operations, properties and financial and other condition of the Company and its direct and indirect Subsidiaries with the Company’s independent certified accountants and investment bankers, on reasonable prior written notice to the Company.

(e)           The Representative may examine the books and records of the Company and its direct and indirect Subsidiaries and visit and inspect their respective facilities, and may reasonably request information at reasonable times and intervals concerning the general status of the Company’s and its direct and indirect Subsidiaries’ financial conditions and operations.

(f)            The Representative shall be entitled to request that the Company provide it, when available, with copies of (i) all financial statements, forecasts and projections provided to or approved by the board of directors of the Company or any of its direct or indirect Subsidiaries; (ii) all notices, minutes, proxy materials, consents and correspondence and other material that the Company or any of its direct or indirect Subsidiaries provides to its directors and stockholders; (iii) any letter issued to the Company or any of its direct or indirect Subsidiaries by its accountants with respect to the internal controls of the Company or any of its direct or indirect Subsidiaries; (iv) any documents filed by the Company or any of its direct or indirect Subsidiaries with any regulatory or similar authority; and/or (v) such other business and financial data as the Representative reasonably may request in writing from time to time.

(g)           The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Avista Stockholder’s investment in the Company as a “venture capital investment” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. §2510.3-101. In the event the aforementioned rights are not satisfactory for such purpose, Avista and the Company shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.

(h)           The rights described in this Article III with respect to the Avista Stockholder shall apply and continue for so long as the Avista Stockholder and Avista Offshore collectively own shares of Common Stock that represent at least 7.5% of the then outstanding shares of Common Stock, which securities shall be deemed to be owned and to remain outstanding notwithstanding any conversion, exercise or exchange of such securities for other securities.

ARTICLE IV

MISCELLANEOUS

Section 4.1.     Termination.  This Agreement shall terminate only (i) by written consent of both (A) Organogenesis Existing Stockholders holding a majority of the then outstanding shares of Common Stock held by all Organogenesis Existing Stockholders and (b) the Avista Stockholder, or (ii) at such time as the Avista Stockholder no longer holds any shares of Common Stock of the Company.  Termination of this Agreement shall not relieve any party for the breach of any obligations under this Agreement prior to such termination.  Notwithstanding any such termination of this Agreement, Section 2.1(c)(i) and this Article III shall survive any termination of this Agreement.

Section 4.2.     Amendments and Waivers.  Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed by each of (i) the Company, (ii) Organogenesis Existing Stockholders holding a majority of the then outstanding shares of Common Stock held by all Organogenesis Existing Stockholders and (iii) the Avista Stockholder; provided that any party may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose.  Prompt written notice of any amendment to this Agreement shall be given to all Stockholders.  No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly in writing and executed and delivered by the party against whom such waiver is claimed.  A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to this Agreement.  Failure on the part of a Person to complain of any act of any Person or to declare any Person in default, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 4.3.     Successors, Assigns and Transferees.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns (including Permitted Transferees, who shall be required as a condition to any transfer by an Organogenesis Existing Stockholder to a Permitted Transferee, to execute a joinder in the form attached hereto as Exhibit A) and; and by their signatures hereto, each party intends to and does hereby become bound.  The rights and obligations of the parties shall not be assigned without the prior written consent of the Organogenesis Existing Stockholders and Avista.  Any assignment of rights or obligations in violation of this Section 3.3 shall be null and void.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained other than the parties hereto and their respective permitted successors and assigns.

Section 4.4.     Notices.

(a)           Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, sent via email or facsimile and confirmed, or mailed by certified mail, return receipt requested, or sent by nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

if to the Company, to:

Organogenesis Holdings Inc.

85 Dan Road

Canton, MA 02021
Attention: Lori Freedman, General Counsel
Email:                    LFreedman@organo.com

Facsimile:              (781) 830-2338
with a copy (which shall not constitute notice) to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210
Attention: William R. Kolb, Esq.
Email:                    wrk@foleyhoag.com
Facsimile:              (617) 832-7000

if to the Organogenesis Existing Stockholders (or any of them), to:

85 Dan Road
Canton, MA 02021
Attention:  General Counsel
Telephone:            (781) 830-2338
Email:                    LFreedman@organo.com

with a copy (which shall not constitute notice) to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA  02210
Attention:  William R. Kolb, Esq.
Telephone:            (617) 832-1209
Fax:                        (617) 832-7000
Email:                    wrk@foleyhoag.com

if to the Organogenesis Existing Stockholders, to the address set forth opposite their respective name on Schedule I;

with a copy (which shall not constitute notice) to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA  02210
Attention:  William R. Kolb, Esq.
Telephone:            (617) 832-1209

Fax:                        (617) 832-7000
Email:                    wrk@foleyhoag.com

if to the Avista Stockholder, to:

Avista Capital Partners IV, L.P.

65 East 55th Street

18th Floor

New York, NY 10022
Attention:              Ben Silbert, Esq.
Email:                    Silbert@avistacap.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 5th Avenue
New York, New York 10153
Attn:                       Michael J. Aiello / Jaclyn L. Cohen
Email:                    michael.aiello.com / jackie.cohen@weil.com
Facsimile:              (212) 310—8007

and, if to any Stockholder who becomes a party to this Agreement after the date hereof, to the address and facsimile number set forth below its name on the signature page hereto or on the applicable document (a “Joinder Agreement”) substantially in the form attached hereto as Annex A or otherwise in form and substance reasonably satisfactory to the Company.

(b)           Any such notice shall, if delivered personally, be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt; shall, if delivered by facsimile, be deemed received on the first Business Day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) Business Days after the date of deposit in the mail.

(c)           To the extent permitted by Law, whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 4.5.     Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement, together with the Transaction Agreements, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 4.6.     Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

Section 4.7.     Governing Law; Severability; Limitation of Liability; Judicial Proceedings.

(a)           This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflicts of law rules of such state.

(b)           In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the DGCL, such provision of the DGCL shall control.  In the event of a direct conflict between the provisions of this Agreement and the Certificate of Incorporation or bylaws of the Company, this Agreement shall control as between the parties hereto and the parties hereto furthermore undertake to exercise their powers as Stockholders to amend the Certificate of Incorporation or bylaws, as applicable, so as to be consistent with and give effect to the terms of this Agreement.  If any provision of the DGCL provides that it may be varied or superseded in the Certificate of Incorporation or bylaws of a corporation, such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(c)           If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.  Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(d)           To the fullest extent permitted by Law, none of the Company, any Stockholder or any other party to this Agreement shall be liable to any of the other such Persons for punitive, special, exemplary or consequential damages, including damages for loss of profits, loss of use or revenue or losses by reason of cost of capital, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle, and the Company, each Stockholder and each other party releases each of the other such Persons from liability for any such damages.

(e)           In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed.  In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 3.4.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)            To the fullest extent permitted by Law, the parties hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any claim, controversy or dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such claim, controversy or dispute.  Each of the parties agrees that a final and unappealable judgment in any such claim, controversy or dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment, or in any other manner provided by Law.

Section 4.8.     Equitable Relief.  The parties hereby confirm that damages at Law would be an inadequate remedy for a breach or threatened breach of this Agreement and agree that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but, nothing herein contained is intended to, nor shall it, limit or affect any right or rights at Law or by statute or otherwise of a party aggrieved as against another party for a breach or threatened breach of any provision hereof, it being the intention by this Section 3.8 to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at Law or otherwise and that the mention herein of any particular remedy shall not preclude a party from any other remedy it or he might have, either in Law or in equity.

Section 4.9.     Aggregation of Shares.  Notwithstanding anything to the contrary herein all Shares held or acquired by a Stockholder and its Affiliates shall be aggregated together for purposes of determining the rights or obligations of a Stockholder (other than the rights set forth in Sections 2.4 and 2.5 hereof which are for the benefit of Avista only), or application of any restrictions to a Stockholder, or reference to its shares of Common Stock under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold.  Within a group of investors that are Affiliates, the members of such group of investors may allocate the ability to exercise any rights of such group of investors under this Agreement in any manner that such group of investors (by approval of the holders of a majority of shares of Common Stock held by such group) sees fit, subject to the other terms of this Agreement.

Section 4.10.   Subsequent Acquisition of Shares.  Any shares of Common Stock acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement and such securities shall be considered to be “shares of Common Stock” as such term is used herein for purposes of this Agreement.

Section 4.11.   Table of Contents, Headings and Captions.  The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 4.12.   No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party hereto may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the named parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any other party (or any of their successor or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Organogenesis Existing Stockholders or Avista (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the named parties hereto (each, but excluding for the avoidance of doubt, the named parties hereto, an “Associated Person”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against the Associated Persons, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Associated Person, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

Section 4.13.   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereto duly authorized) as of the day and year first written above.

ORGANOGENESIS HOLDINGS INC.

By:	/s/ David Burgstahler
Name: David Burgstahler
Title: President & CEO

AVISTA CAPITAL PARTNERS IV, L.P.

By:	/s/ Robert Girardi
Name: Robert Girardi
Title: Partner

ORGANOGENESIS EXISTING STOCKHOLDERS:

ORGANO PFG LLC

By:	/s/ Alan Ades
Name: Alan Ades
Title: Member

By:	/s/ Albert Erani
Name: Albert Erani
Title: Member

ORGANO INVESTORS LLC

By:	/s/ Alan Ades
Name: Alan Ades
Title: Member

By:	/s/ Albert Erani
Name: Albert Erani
Title: Member

GN 2016 FAMILY TRUST U/A/D AUGUST 12, 2016

By:	/s/ Michael Katz
Name: Michael Katz
Title: Trustee

GN 2016 ORGANO 10-YEAR GRAT U/A/D SEPTEMBER 30, 2016

By:	/s/ Glenn Nussdorf
Name: Glenn Nussdorf
Title: Trustee

DENNIS ERANI 2012 ISSUE TRUST

By:	/s/ Susan Erani
Name: Susan Erani
Title: Trustee

DENNIS ERANI 2012 ISSUE TRUST

By:	/s/ David Peretz
Name: David Peretz
Title: Trustee

DENNIS ERANI 2012 ISSUE TRUST

By:	/s/ Glenn Nussdorf
Name: Glenn Nussdorf
Title: Trustee

ORGANOGENESIS EXISTING STOCKHOLDERS (continued):

ALBERT ERANI FAMILY TRUST DATED 12/29/2012

By:	/s/ John Wisdom
Name: John Wisdom
Title: Trustee

By:	/s/ Starr Wisdom
Name: Starr Wisdom
Title: Trustee

ALAN ADES 2014 GRAT

By:	/s/ Alan Ades
Name: Alan Ades
Title: Trustee

/s/ Alan A. Ades
Alan A. Ades

/s/ Albert Erani
Albert Erani

/s/ Dennis Erani
Dennis Erani

/s/ Glenn H. Nussdorf
Glenn H. Nussdorf

SCHEDULE I

Stockholders Name	Addresses for Notice	Shares of Common Stock
Organo PFG LLC	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	32,134,638
Organo Investors LLC	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	2,851,984
Alan Ades 2014 GRAT	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	1,489,779
Albert Erani Family Trust dated 12/29/2012	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	2,731,199
Dennis Erani 2012 Issue Trust	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	2,964,131
GN 2016 Family Trust u/a/d August 12, 2016		1,167,250
GN 2016 Organo 10-Year GRAT u/a/d September 30, 2016		11,012,750
Alan A. Ades	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	7,989,993
Albert Erani	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	936,516
Dennis Erani	c/o A&E Stores, Inc. 1000 Huyler Street Teterboro, NJ 07608	1,323,523
Glenn H. Nussdorf		2,658,426
Total	N/A	67,260,426

SCHEDULE II

INITIAL DIRECTORS

Alan Ades

Albert Erani

Glenn Nussdorf

Maurice Ades

Gary Gillheeney

Art Liebowitz

Wayne Mackie

Joshua Tamaroff (or such other alternate Avista Designee, who Avista and the Board shall have determined is independent under all applicable laws and rules, including the rules of the Nasdaq Stock Market LLC (or the listing rules of the applicable exchange at such time) and the Securities and Exchange Commission, for audit committee membership, as Avista may notify the Company and the Organogenesis Existing Stockholders in writing prior to the Closing)

ANNEX A

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Stockholders’ Agreement (the “Stockholders’ Agreement”), dated as of [•], 2018 and as it may be amended from time to time in accordance with its terms, by and among [•], and any other Persons who become parties to the Stockholders Agreement’ pursuant to a Joinder Agreement.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

By executing and delivering this Joinder Agreement to the Stockholders’ Agreement, the undersigned hereby adopts and approves the Stockholders’ Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of Shares, to be bound by and to comply with the provisions of the Stockholders’ Agreement that were applicable to the transferor of such Shares, in the same manner as if the undersigned were an original signatory to the Stockholders’ Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the      day of        , 20  .

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Address: [Address]
Attention: [Name]
Facsimile: [Facsimile Number]